UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012

The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33757	33-0861263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27101 Puerta Real, Suite 450, Mission Viejo, CA		92691
(Address of principal executive offices)		(Zip Code)
(949) 487-9500
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Ensign Group, Inc. (the “Company”) is filing this amended Form 8-K to update the information contained in the Form 8-K filed by the Company on February 14, 2012. Pursuant to the Form 8-K filed by the Company on February 14, 2012, the Company announced that the Board of Directors increased the number of directors from six directors to seven directors and the Board of Directors appointed Daren J. Shaw to fill the newly created vacancy effective March 1, 2012. At the time of his appointment by the Board of Directors, Mr. Shaw was not appointed to serve on any committees of the Board.

Effective June 15, 2012, Mr. Shaw has been appointed by the Board of Directors, at the recommendation of the Nomination and Corporate Governance Committee, to serve on the audit committee with Mr. John Nackel and Mr. Thomas Maloof (as chair). Mr. Shaw has also been appointed by the Board of Directors to serve on the nomination and corporate governance committee with Mr. Maloof and Mr. Van R. Johnson (as chair) and the compensation committee with Ms. Antoinette Hubenette and Mr. Nackel (as chair). The membership of the quality and assurance committee and the special committee were unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ENSIGN GROUP, INC.

/s/ SUZANNE D. SNAPPER
Chief Financial Officer

Dated: June 18, 2012